EXHIBIT 4.3
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              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



No.________              LOCATEPLUS HOLDINGS CORPORATION          UNITS_________


                          FULLY PAID AND NON-ASSESSABLE




THIS CERTIFIES that                                              is the owner of

                                              UNITS OF


                        LocatePLUS Holdings Corporation
                             a Delaware corporation

Each Unit consisting of one share of Class B Non-voting Common Stock, par value $0.01, and a three year redeemable warrant to purchase shares of Class A Voting Common Stock, par value $0.01, with an exercise price of $0.50 per share. The Class B Non-voting Common Stock will detach from the warrants at the close of business 30 days after the consummation of LocatePLUS Holdings Corporation's Initial Public Offering of securities (unless the warrant is exercised prior to that date), at which point the holder of this Unit certificate shall be entitled to receive, in lieu thereof, a certificate evidencing shares of Class B Non-voting Common Stock and an separate certificate evidencing warrants to purchase Class A Voting Stock.

The Units evidenced by this certificate are transferable only on the books of LocatePLUS Holdings Corporation by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, LocatePLUS Holdings Corporation has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.




By                           [SEAL]      By
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  ROBERT A. GODDARD,                       JON R. LATORELLA,
  CORPORATE SECRETARY                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of LocatePLUS Holdings Corporation (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

Shares of Class B Non-voting Common Stock are not entitled to any vote on matters presented for approval by the stockholders of the Corporation.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common   UNIF GIFT MIN ACT - ______Custodian_______
                                                          (Cust)         (Minor)
     TEN ENT - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
     JT TEN  - as joint tenants with right
               of survivorship and not as      _________________________________
               tenants in common                            (State)

     Additional abbreviations may also be used though not in the above list

For value received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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             (please print or typewrite name and address including
                          postal zip code of assignee)


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Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said Units on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of                                Signature:


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NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.